UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 28, 2012

Date of Report (Date of earliest event reported)

DIODES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	002-25577	95-2039518
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4949 Hedgcoxe Road, Suite 200 Plano, Texas		75024
(Address of principal executive offices)		(Zip Code)

(972) 987-3900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On September 28, 2012, Diodes Incorporated (the “Company”) issued a press release announcing its agreement to acquire Power Analog Microelectronics, Inc. The acquisition is subject to customary closing conditions, including regulatory approval. A copy of the press release is attached as Exhibit 99.1.

In addition, on August 31, 2012, the Company acquired over 50% of the outstanding shares of common stock of Eris Technology Corporation (“Eris”), a publicly traded company listed on Taiwan’s GreTai Securities Market that provides design, manufacturing and after-market services for diode products. Prior to August 31, 2012, the Company owned less than 50% of the outstanding shares of common stock of Eris, and accounted for the investment under the fair value method rather than the equity method of accounting. The Company will account for the purchase of additional shares as a business combination achieved in stages (“step acquisition”) and will begin consolidating its financial results with those of Eris as of September 1, 2012. The Company may from time to time seek to purchase additional shares of Eris common stock in the open market, in privately negotiated transactions or otherwise. Such purchases, if any, will depend on prevailing market conditions, the Company’s liquidity requirements, and other factors. The amounts involved may be material.

The Company acquired controlling interest in Eris as part of its strategy to expand its semiconductor product offerings and to maximize its market opportunities. In addition, the Company’s main interest in Eris is for its automatic manufacturing capabilities in test and assembly for various diode products. The fair value of the Company’s interest in Eris’s common stock immediately before acquiring over 50% was approximately $27 million. Also, on September 25, 2012, the Company acquired a third board seat of Eris of which Eris has 7 board seats.

The information in this Item 7.01, including Exhibit 99.1, will not be treated as filed for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this Form 8-K. The furnishing of the information in this Item 7.01 is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information in this Item 7.01 is material information that is not otherwise publicly available.

Cautionary Information Regarding Forward-Looking Statements

Except for the historical and factual information contained in the press release attached as Exhibit 99.1, the matters set forth in the press release (including statements as to: the acquisition is expected to close in the fourth quarter of 2012; the acquisition of Power Analog Microelectronics will strengthen our position as a global provider of high-quality analog products by expanding Diodes’ product portfolio with innovative “filter-less” digital audio amplifiers, application-specific power management ICs, as well as high-performance LED drivers and DC-DC converters; the highly complementary nature of our businesses will provide immediate benefits to our customers, while generating long-term value for our shareholders and employees; and there are tremendous synergies to be leveraged through the acquisition) are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, but are not limited to, such factors as the Company’s inability to identify suitable acquisition candidates or consummate desired acquisitions; if the Company makes any acquisitions, the Company may be unable to successfully integrate any acquired companies within our operations due to factors associated with unexpected losses of key employees or customers of the acquired company, bringing the acquired company’s standards, procedures and controls into conformance within our Company’s operation; the risk that the expected benefits of the acquisition may not be realized; coordinating our new product and process development, hiring additional management and other critical personnel, increasing the scope, geographic diversity and complexity of our operations, difficulties in consolidating facilities and transferring processes and know-how, difficulties in reducing costs of the acquired entity’s business and diversion of our management’s attention from the management of our business; the Company’s business strategy, fluctuations in product demand and supply, the continued introduction of new products; the Company’s ability to maintain customer and vendor relationships, technological advancements, impact of competitive products and pricing, growth in targeted markets; the Company’s ability to successfully make additional acquisitions, risks of foreign operations, availability of tax credits, and other information detailed from time to time in the Company’s filings with the United States Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of the press release. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated September 28, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2012	DIODES INCORPORATED

	By	/s/ Richard D. White
RICHARD D. WHITE
Chief Financial Officer